UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 28, 2025
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UL Solutions Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42012 (Commission File Number)	27-0913800 (I.R.S. Employer Identification Number)
333 Pfingsten Road Northbrook, Illinois 60062
(Address of principal executive offices and zip code)
(847) 272-8800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ULS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On October 28, 2025, UL Solutions Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company and certain of its non-U.S. subsidiaries as co-borrowers (collectively, the “Borrowers”), Bank of America, N.A., as administrative agent, and the lenders party thereto.

The Credit Agreement provides for a $1.0 billion senior unsecured five-year multi-currency revolving facility (the “2025 Credit Facility”), with a $25 million sub-limit for the issuance of letters of credit. The Credit Agreement includes an accordion feature permitting an increase in the 2025 Credit Facility by an aggregate amount of up to $500 million, subject to the consent of any lenders providing such increase, the absence of any default or event of default and entry into customary documentation with respect to such increase. The Borrowers’ obligations (other than the Company’s) under the Credit Agreement are guaranteed by the Company.

On October 28, 2025, the Company borrowed $291 million under the 2025 Credit Facility. The initial borrowing was used to refinance the outstanding amounts under that certain Credit Agreement, dated as of January 11, 2022, by and among the Company, UL LLC, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, the “2022 Credit Facility”). Additional amounts, if any, borrowed under the 2025 Credit Facility are anticipated to be used for general corporate purposes.

Borrowings under the 2025 Credit Facility bear interest at a rate per annum equal to, at the applicable Borrower’s option, (a) a specified benchmark rate for the applicable currency (which, in the case of U.S. Dollar loans, shall be the Term SOFR or Daily SOFR (in each case as defined in the Credit Agreement), at the applicable Borrower’s option), plus a margin that ranges from 0.875% to 1.375% per annum or (b) for U.S. Dollar loans made to the Company only, a base rate (which is equal to the highest of (i) the Bank of America prime rate, (ii) the U.S. federal funds rate plus 0.500% per annum, or (iii) the Term SOFR or Daily SOFR rate plus 1.00%) plus a margin that ranges from 0.000% to 0.375% per annum. The 2025 Credit Facility matures on October 28, 2030 and may be prepaid without fees or penalties, subject to reimbursement of the lenders’ customary breakage and redeployment costs in applicable cases.

The 2025 Credit Facility also includes a financial covenant, tested quarterly, which requires the Company to maintain a consolidated net leverage ratio of not greater than 3.5 to 1.0, calculated on a consolidated basis for each consecutive four fiscal quarter period, with an increase in the maintenance level to 4.0 to 1.0 for each of the four test periods immediately following any permitted acquisition that involves the payment of aggregate consideration in excess of $100 million, subject to a two fiscal quarter rest period between increases for separate acquisitions. The calculation of the consolidated net leverage ratio permits the netting of up to $250 million of unrestricted cash from funded debt.

The 2025 Credit Facility includes customary representations and warranties, covenants and events of default, subject to certain customary exceptions, materiality thresholds and grace periods. The covenants include, among other things, financial reporting, maintenance of line of business, notices of default and other material changes, as well as limitations on investments and acquisitions, mergers and transfers of all or substantially all assets, dividends and distributions, burdensome contracts with affiliates, liens and indebtedness. Future borrowings under the 2025 Credit Facility are subject to the satisfaction of customary conditions, including the absence of any default or event of default and the accuracy of representations and warranties.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement
On October 28, 2025, in connection with the entry into the Credit Agreement described above, the Company repaid in full all indebtedness and other obligations outstanding under, and terminated, the 2022 Credit Facility.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 3.03. Material Modification to Rights of Security Holders
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference. Pursuant to the terms of the Credit Agreement, the Company’s ability to pay cash dividends on shares of its common stock will be subject to the Company being in compliance with the financial covenant set forth in the Credit Agreement (subject to certain additional exceptions specified in the Credit Agreement).

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1*
Credit Agreement, dated as of October 28, 2025, among UL Solutions Inc., UL GmbH, UL International-Singapore Private Limited, Underwriters Laboratories Holdings B.V., UL International (UK) Limited, Bank of America, N.A., as administrative agent, and the lenders party thereto

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*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted exhibits or schedules to the SEC on a confidential basis upon request.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UL Solutions Inc.
Date: October 28, 2025	By:	/s/ Ryan D. Robinson
Ryan D. Robinson
Executive Vice President and Chief Financial Officer